July 31, 2014

To our stockholders:

RE:  Resale Restrictions on Shares Pursuant to Securities Laws

Dear Stockholder:

The purpose of this letter is to update our stockholders concerning the resale restrictions applicable to the common stock of Spindle, Inc. that were previously described in our public filings. Spindle, Inc. is sometimes referred to in this letter as “we”, “our”, “Spindle” or “the Company”.

Given that Spindle is a former shell company, the resale of our restricted securities by our stockholders is subject to Rule 144(i) under the Securities Act of 1933, as amended (the “Securities Act”).  Rule 144(i)(2) provides that the securities of an issuer that was previously a shell company and has ceased to be a shell company, are eligible for resale pursuant to the exemption from registration under Rule 144 provided that the following conditions have been satisfied:

1.

At the time of the sale, the issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

2.

At least 1 year has passed since the date that “Form 10 Information” was filed with the Securities and Exchange Commission (the “SEC”), including audited financial statements, reflecting a change in the issuer’s status as a shell company.

3.

The issuer is current in its Exchange Act reporting requirements (meaning that it “has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act”, as applicable, during the 12 months preceding the time of the sale).

Prior to April 28, 2014, Spindle was a “voluntary reporter”.  A voluntary reporter is a company that is not subject to the Exchange Act reporting requirements, but still chooses to file reports in accordance with the Exchange Act reporting requirements.  On February 25, 2014, Spindle filed a Form 10 registration statement with the SEC which became effective on April 28, 2014.  Therefore, we have been subject to the Exchange Act reporting requirements effective as of such date. As of the date of this letter, the Company believes it has filed all reports that it has been required to file in accordance with its Exchange Act reporting requirements.

On August 6, 2013, as a voluntary reporter, the Company filed what it believed would satisfy the Form 10 Information requirement described above upon the filing of the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).  It is the Company’s understanding that the SEC may interpret the requirement identified in item 2 above to refer to a one year period during which the Company has been subject to the Exchange Act reporting requirements, leading to the possible determination that the filing of the Company’s 2011 Annual Report, when the Company was still a voluntary reporter, was not sufficient to satisfy the requirements of Rule 144(i)(2).

While the Company has taken efforts to receive confirmation or assurances from the SEC staff that the filing of the 2011 Annual Report containing Form 10 Information is sufficient to satisfy the requirements of Rule 144, as of the date of this letter, such assurances have not been received.  The Company has, however, received confirmation that Rule 144 would be available for the resale of restricted securities by the Company’s stockholders one year from the date on which the Company became subject to the Exchange Act reporting requirements.  As a result, the earliest date for which the Company can provide assurances that its securities will be eligible for resale pursuant to the exemption from registration under Rule 144 without objection from the SEC is April 28, 2015; provided that, the Company is current in its SEC reporting obligations at the time of any individual sale.

We appreciate your investment in and continued support and commitment to Spindle’s vision and objective of becoming a leading innovative mobile technology and commerce company.  We also appreciate your support in helping Spindle to maintain a culture of transparency, compliance and good corporate governance as we move toward the next stage of our development.

Please do not hesitate to contact me if you have any questions.

Sincerely,

SPINDLE, INC.

/s/ Christopher J. Meinerz
Christopher J. Meinerz Director, Chief Financial Officer and Chief Compliance Officer